COHEN & CZARNIK LLP
                                 17 State Street
                                   39th Floor
                            New York, New York 10004




November 20, 2007




Color Stars Group
300 Center Ave., Suite 202, Bay City, MI 48708
Attention: Mr. Wei Rur Chen, President and CEO

Re:        Registration Statement on Form SB-2


Ladies and Gentlemen:

         We have acted as special counsel to Color Stars Group (the "Company") in connection with a registration statement on Form SB-2 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering by the Company of an aggregate of 10,000,000 shares of common stock, par value $0.0001 per share, of the Company (the "Shares").

            In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, without independent investigation, relied on certificates of public officials and certificates of officers or other representatives of the Company.

            Based upon the foregoing and subject to the other limitations set forth herein, we are of the opinion that the Shares to be offered and sold pursuant to the Registration Statement will be validly issued, fully paid and non-assessable upon issuance pursuant to the terms of the Registration Statement.

            We are members of the bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the laws of the State of New York, the State of Nevada including the statutory provisions, all applicable provisions of the Nevada Constitution and all reported judicial decisions interpreting those laws, and the federal laws of the United States.



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Color Stars Group
November 20, 2007
Page 2

            We assume no obligation to advise you of any changes to this opinion which may come to our attention after the date hereof. This opinion may not be relied upon or furnished to any other person except the addressee hereof without the express written consent of this firm.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder or that we are "experts" within the meaning of such act, rules and regulations.



                                             Very truly yours,


                                             Cohen & Czarnik LLP